Exhibit 10.2

AMENDMENT NO. 4

AMENDMENT NO. 4 (this “Amendment”), dated as of December 14, 2012, to that certain AMENDED AND RESTATED CREDIT AGREEMENT entered into as of December 21, 2010 and amended by Amendment No. 1 dated as of October 28, 2011, as further amended by Amendment No. 2 dated as of February 3, 2012, and as further amended by Amendment No. 3 dated as of June 5, 2012 (as so amended, the “Credit Agreement”), among CENVEO CORPORATION, a Delaware corporation (the “Borrower”), CENVEO, INC., a Colorado corporation (“Holdings”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

W I T N E S S E T H :

WHEREAS, pursuant to Section 11.01 of the Credit Agreement the Borrower and the Required Lenders desire to amend the Credit Agreement as set forth in Section One below.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - Amendments.  Subject to the satisfaction of the conditions set forth in Section Two hereof:

a.	Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in proper alphabetical order:

“Amendment No. 4 Effective Date” means the date on which Amendment No. 4, dated as of December 14, 2012, to this Agreement shall have become effective in accordance with its terms.

“ECF Prepayment Period” has the meaning assigned to such term in Section 2.05(b)(ii).

“Unsecured Term Loan Facility” means an unsecured term loan or other debt facility providing for term loans or notes in an aggregate principal amount of up to $50,000,000 to be made to, or (in the case of any notes) issued by, the Borrower on or after the Amendment No. 4 Effective Date under Section 7.02(j), together with any refinancing, refunding, renewal or extension thereof pursuant to Section 7.02(m).

“Unsecured Term Loan Facility Documents” means the credit agreement, note purchase agreement, indenture or similar agreement that governs the Unsecured Term Loan Facility, and all other agreements and other documents executed in connection therewith.

b.	Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

“Applicable Rate” means, in respect of each Facility, (a) 5.50% with respect to Eurodollar Rate Loans and Letters of Credit and (b) 4.50% with respect to Base Rate Loans.

“Related Documents” means (a) the Subordinated Notes Documents, (b) the Second Lien Notes Documents, (c) the Unsecured Term Loan Facility Documents and (d) all Material Contracts.

“Swing Line Sublimit” means an amount equal to $0.  For the avoidance of doubt, no Swing Line Sublimit or Swing Line Loan shall exist on or after the Amendment No. 4 Effective Date.

c.	Clause (c)(x) of the definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows: “(x) 2.50% and”.

d.	The proviso to the definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement is hereby amended to delete the phrase “, with respect to the Term B Facility,”.

e.
The definition of “Excess Cash Flow” in Section 1.01 of the Credit Agreement is hereby amended (i) by replacing “(other than the Obligations)” in clause (viii) thereof with “(other than the Obligations and any Unsecured Term Loan Facility)”, (ii) by replacing each reference therein to “fiscal year” with “fiscal quarter” and (iii) by adding the following sentence at the end thereof: “Notwithstanding anything herein to the contrary, all calculations called for in this definition (including through component defined terms) shall be made for the applicable fiscal quarter only and not for any Measurement Period with respect to periods ending in 2013 or later, and for the periods ending December 31, 2011 or December 31, 2012 shall be made with respect to the fiscal year then ended and not the fiscal quarter then ended.”.

f.
Section 1.03(c) of the Credit Agreement is hereby amended to add the following sentence at the end thereof:  “Any calculation made on a Pro Forma Basis or to determine pro forma compliance with any Financial Covenant or financial ratio shall similarly count any other Acquisition or Disposition consummated and any other Indebtedness and related interest expense otherwise incurred after the latest Measurement Period and prior to the calculation date.  Any time this Agreement requires pro forma compliance with any Financial Covenant or financial ratio, such compliance shall be demonstrated by a certified calculation of such pro forma compliance provided by the Borrower to the Administrative Agent.”.

g.	Section 2.05(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Excess Cash Flow.  For each fiscal year of the Borrower ending December 31, 2011 or December 31, 2012 and for each fiscal quarter of the Borrower ending March 31, 2013 or later, no more than five Business Days after financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b), as applicable, and the related Compliance Certificate has been delivered pursuant to Section 6.02(b) for such fiscal period (such five Business Day period including, for the avoidance of doubt, the final Business Day thereof being referred to herein as the “ECF Prepayment Period”), the Borrower shall prepay an aggregate principal amount of Loans equal to the excess (if any) of (A) (x) if the Consolidated Leverage Ratio as of the last day of such fiscal period is greater than or equal to 4.50 to 1.00, 75% of Excess Cash Flow for such fiscal period and (y) if the Consolidated Leverage Ratio as of the last day of such fiscal period is less than 4.50 to 1.00, 50% of Excess Cash Flow for such fiscal period over (B) the sum of (1) the aggregate principal amount of Term Loans prepaid during such fiscal period pursuant to Section 2.05(a)(i) other than prepayments funded with the proceeds of Indebtedness with a maturity of twelve months or longer from the date of incurrence of such Indebtedness plus (2) the aggregate principal amount of the initial Unsecured Term Loan Facility prepaid, purchased, redeemed, exchanged or redeemed (x) during such fiscal period or (y) during the ECF Prepayment Period in the case of any mandatory prepayment made in respect of excess cash flow under the initial Unsecured Term Loan Facility calculated with respect to such fiscal period (without double counting), in each case solely to the extent allowed pursuant to Section 7.15(k), other than prepayments funded with the proceeds of Indebtedness with a maturity of twelve months or longer from the date of incurrence of such Indebtedness.”

h.	Section 2.05(b)(v)(A) of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

“For the avoidance of doubt, effective from the Amendment and Restatement Effective Date, any proceeds of Indebtedness incurred following the Amendment and Restatement Effective Date in compliance with Section 7.02(j) that substantially contemporaneously are applied to refinance other Indebtedness in compliance with Section 7.15 shall not be considered Net Cash Proceeds received by a Loan Party or any of its Subsidiaries and shall not be required to be applied to the Loans or any other amounts hereunder.”

i.	Section 2.14(a) of the Credit Agreement is hereby amended by replacing “$20,000,000” with “$15,000,000”.

j.
Section 4.02(b) of the Credit Agreement is hereby amended to add at the end thereof inside the period the following: “and a certified calculation of such pro forma compliance shall have been provided by the Borrower to the Administrative Agent”.

k.	Section 6.01 of the Credit Agreement is hereby amended to add the following after subclause (b) thereof and before the final paragraph thereof as a new paragraph:

(c)
Monthly Financials. So long as any Unsecured Term Loan Facility is outstanding, as soon as available, but in any event within 20 days after the end of each fiscal month of each fiscal year of Holdings, internal monthly financial statements as prepared by Holdings in the ordinary course of business, setting forth in each case in comparative form the figures for the corresponding fiscal month of the previous fiscal year and, if applicable, the corresponding portion of the previous fiscal year; provided, however, that such monthly financial statements shall not be distributed or otherwise provided to Public Lenders.

l.
The penultimate paragraph of Section 6.02 of the Credit Agreement is hereby amended by deleting the phrase “Documents required to be delivered pursuant to Section 6.01(a) or (b)” in its entirety and substituting therefor the new phrase “Documents required to be delivered pursuant to Section 6.01(a), (b) or (c)”.

m.
Section 7.02(j) of the Credit Agreement is hereby amended by (i) inserting at the end of the parenthetical in clause (B) the words “or as a mandatory prepayment (except, in the case of the initial Unsecured Term Loan Facility only, any mandatory prepayments thereunder that (1) are paid only after any mandatory prepayments then due and payable hereunder are satisfied (provided, however, that it is understood and agreed that any mandatory prepayments with respect to excess cash flow under the initial Unsecured Term Loan Facility may be required to be and may be paid during the ECF Prepayment Period prior to any prepayments of the Loans required under Section 2.05(b)(ii) but in each case only if the conditions set forth in Section 7.15(k) are satisfied), (2) are payable pursuant to timeframes that are no shorter than the payment timeframes for the corresponding mandatory prepayments hereunder, and (3) are payable no more frequently than the corresponding mandatory prepayments hereunder)”, (ii) inserting in clause (B) immediately before “the Maturity Date” the words “91days after” and (iii) adding at the end of such Section “; provided that the proceeds of the initial Unsecured Term Loan Facility shall be used to prepay or redeem Subordinated Notes and the initial Unsecured Term Loan Facility may only be incurred for such purpose”.

n.	Section 7.02(m) of the Credit Agreement is hereby replaced in its entirety with the following:

“(m)  any refinancings, refundings, renewals or extensions of the Unsecured Term Loan Facility in whole or in part; provided that (i) no Default shall have occurred and be continuing or would result from any such refinancing, refunding, renewal or extension on a Pro Forma Basis, (ii) the Borrower shall be in compliance with each of the financial covenants set forth in Section 7.11 on a Pro Forma Basis after giving effect to such refinancing, refunding, renewal or extension, (iii) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder and any accrued and unpaid interest thereon, (iv) the direct or any contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal or extension, (v) such refinancing, refunding, renewing or extending Indebtedness does not contain any mandatory prepayments or amortization and the terms relating to principal amount, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and (vi) the interest rate and yield (as reasonably measured by the Borrower in a manner acceptable to the Administrative Agent) applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the interest rate or yield (as reasonably measured by the Borrower in a manner acceptable to the Administrative Agent), respectively, applicable to the Indebtedness being refinanced, refunded, renewed or extended; and”

o.
Section 7.09 of the Credit Agreement is hereby amended by (i) replacing “or” at the end of clause (a)(i)(A) with a comma and (ii) adding immediately after clause (a)(i)(B) thereof “or (C) on the effective date of any Unsecured Term Loan Facility and contained in the Unsecured Term Loan Facility Documents”.

p.	Section 7.11(a) of the Credit Agreement is hereby amended by replacing the table in such Section with the following:

Four Fiscal Quarters Ending	Minimum Consolidated Interest Coverage Ratio
Q4 2010 – Q4 2011	1.50 to 1.00
Q1 2012 – Q4 2013	1.60 to 1.00
Q1 2014 and thereafter	1.75 to 1.00

q.	Section 7.11(b) of the Credit Agreement is hereby amended by replacing the table in such Section with the following:

Period	Maximum Consolidated Leverage Ratio
Q4 2010 – Q1 2012	6.50 to 1.00
Q2 2012 – Q3 2012	6.25 to 1.00
Q4 2012 – Q3 2013	6.50 to 1.00
Q4 2013 – Q2 2014	6.25 to 1.00
Q3 2014 – Q4 2014	6.00 to 1.00
Q1 2015 and thereafter	5.75 to 1.00

r.	Section 7.11(c) of the Credit Agreement is hereby amended by replacing the table in such Section with the following:

Period	Maximum Consolidated First Lien Leverage Ratio
Q4 2010 – Q3 2012	2.50 to 1.00
Q4 2012 – Q4 2013	2.65 to 1.00
Q1 2014 – Q4 2014	2.40 to 1.00
Q1 2015 and thereafter	2.25 to 1.00

s.
Section 7.15(b) of the Credit Agreement is hereby amended by deleting the phrase “and refinancings and refundings of such Indebtedness in compliance with Section 7.02(d)” in its entirety and substituting therefor the new phrase “and refinancings and refundings of such Indebtedness and any Unsecured Term Loan Facility in compliance with Section 7.02(d) or Section 7.02(m), as applicable”.

t.	Section 7.15(h) of the Credit Agreement is hereby amended by adding the phrase “and the Unsecured Term Loan Facility” at the end of the parenthetical phrase in clause (B) thereof.

u.
Section 7.15(j) of the Credit Agreement is hereby amended by (i) replacing “$135,000,000” with “$136,000,000” and (ii) adding the phrase “that the Borrower could utilize after such prepayment, purchase, redemption, exchange or defeasance and still be in compliance with the covenants set forth in Section 7.11 on a Pro Forma Basis” in clause (C) thereof after the words “(y) the unutilized portion of the Revolving Credit Commitments”.

v.
Section 7.15 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (i) thereof, (ii) replacing the period at the end of clause (j) thereof with “; and”, and (iii) adding a new clause (k) at the end of such Section as follows:

“(k)  prior to the refinancing in full of the initial Unsecured Term Loan Facility with Indebtedness incurred pursuant to Section 7.02(m), the prepayment, purchase, redemption, exchange or defeasance of the initial Unsecured Term Loan Facility in an aggregate amount not to exceed the principal amount thereof so long as (A) immediately before and after giving effect to any such prepayment, purchase, redemption, exchange or defeasance, (x) no Default shall have occurred and be continuing and (y) Holdings and its Subsidiaries shall (i) be in compliance with the covenant set forth in Section 7.11(a) and (ii) have a Consolidated Leverage Ratio and a Consolidated First Lien Leverage Ratio that is 0.25 less than the level set forth in Section 7.11(b) and Section 7.11(c), respectively (i.e., if the level set forth is 6.00 to 1.00 the required level under this clause (k) shall be 5.75 to 1.00), in each case under this clause (A)(y), on a Pro Forma Basis, as determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b), as applicable, (B) after giving effect to such prepayment, purchase, redemption, exchange or defeasance, the sum of (x) the aggregate amount of unrestricted cash and Cash Equivalents of the Loan Parties plus (y) the unutilized portion of the Revolving Credit Commitments that the Borrower could utilize after such prepayment, purchase, redemption, exchange or defeasance and still be in compliance with the covenants set forth in Section 7.11 on a Pro Forma Basis, shall not be less than $35,000,000, (C) any portion of the Unsecured Term Loan Facility prepaid, purchased, redeemed, exchanged or defeased pursuant to this Section 7.15(k) shall be, simultaneous with such prepayment, purchase, redemption, exchange or defeasance, permanently retired by the Borrower and (D) at the end of each month during which any prepayment, purchase, redemption, exchange of defeasance of the initial Unsecured Term Loan Facility is made pursuant to this Section 7.15(k), the Borrower shall notify the Administrative Agent in writing of the aggregate amount of the initial Unsecured Term Loan Facility so retired during such month and in the aggregate since the Amendment No. 4 Effective Date.”

w.
Section 7.16 of the Credit Agreement is hereby amended by (i) adding “, Unsecured Term Loan Facility Documents” immediately after the first reference to “Subordinated Notes Documents” in clause (a) thereof, (ii) replacing “or” with a comma immediately before “Section 7.15(d)” in clause (a) thereof, (iii) adding “, Section 7.15(i) or Section 7.15(j) and, in the case of the Unsecured Term Loan Facility, in connection with any transaction permitted under Section 7.15(k)” at the end of clause (a) thereof, (iv) adding “, Unsecured Term Loan Facility Documents” immediately after “Subordinated Notes Documents” in clause (c) thereof, (v) replacing “or” with a comma immediately before “Section 7.15(d)” in clause (h) thereof and (vi) adding “, Section 7.15(i), Section 7.15(j) or Section 7.15(k)” immediately after “Section 7.15(d)” in clause (h) thereof.

SECTION TWO - Conditions to Effectiveness.  This Amendment shall become effective when, and only when, (i) the Administrative Agent shall have received counterparts of this Amendment executed by the Required Lenders and the Borrower and an acknowledgment of this Amendment executed by each Guarantor, (ii) the Credit Agreement Supplement among the Loan Parties, the Administrative Agent and the lenders party thereto, dated as of the date hereof, shall have become effective, and (iii) all Lenders who have executed this Amendment prior to 12:00 P.M. New York City time on December 6, 2012 shall have received a fee equal to 0.50% of their outstanding Revolving Credit Commitments and Term Loans.  The effectiveness of this Amendment (other than Sections Five, Six and Seven hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.  For the avoidance of doubt, the effectiveness of this Amendment and the satisfaction of the conditions shall be deemed to occur simultaneously and all financial ratio tests necessary to determine whether any transactions occurring on the Amendment No. 4 Effective Date are permitted under the Credit Agreement shall be calculated after giving effect to this Amendment.

SECTION THREE - Representations and Warranties; Covenants.  The Borrower represents and warrants to the Administrative Agent and the Lenders that after giving effect to this Amendment, (x) no Default has occurred and is continuing; and (y) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document that has been furnished at any time under or in connection with any Loan Document, are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date, and except that, for purposes of this Section Three, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

SECTION FOUR - Reference to and Effect on the Credit Agreement.  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.  The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations  of the Loan Parties under the Loan Documents.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

SECTION FIVE - Costs, Expenses and Taxes.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel llp, counsel for the Administrative Agent) in accordance with the terms of Section 11.04 of the Credit Agreement.

SECTION SIX - Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION SEVEN - Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

CENVEO CORPORATION

By:	/s/ Scott J. Goodwin
	Name:	Scott J. Goodwin
	Title:	Chief Financial Officer

[Cenveo Amendment No. 4 Signature Page]

 ACKNOWLEDGED BY:

CENVEO, INC., a Colorado corporation
CENVEO COMMERCIAL OHIO, LLC, a Colorado limited liability company
CNMW INVESTMENTS, INC., a Delaware corporation
CENVEO GOVERNMENT PRINTING, INC., a Colorado corporation
CENVEO SERVICES, LLC, a Colorado limited liability company
DISCOUNT LABELS, LLC, an Indiana limited liability company
CENVEO OMEMEE LLC, a Delaware limited liability company
COLORHOUSE CHINA, INC., a Colorado corporation
RX JV HOLDING, INC., a Delaware corporation
CRX JV, LLC, a Delaware limited liability company
CRX HOLDING, INC., a Delaware corporation
RX TECHNOLOGY CORP., a Delaware corporation
CADMUS PRINTING GROUP, INC., a Virginia corporation
CADMUS FINANCIAL DISTRIBUTION, INC. a Virginia corporation
GARAMOND/PRIDEMARK PRESS, INC., a Maryland corporation
WASHBURN GRAPHICS, INC., a North Carolina corporation
CADMUS JOURNAL SERVICES, INC., a Virginia corporation
CADMUS DELAWARE, INC., a Delaware corporation
CADMUS UK, INC., a Virginia corporation
EXPERT GRAPHICS, INC., a Virginia corporation
CADMUS MARKETING GROUP, INC., a Virginia corporation
CADMUS DIRECT MARKETING, INC., a North Carolina corporation
CADMUS MARKETING, INC., a Virginia corporation
CADMUS/O’KEEFE MARKETING, INC., a Virginia corporation
OLD TSI, INC., a Georgia corporation
CADMUS INVESTMENTS, LLC, a Delaware limited liability company
PORT CITY PRESS, INC., a Maryland corporation
CADMUS INTERNATIONAL HOLDINGS, INC., a Virginia corporation
CDMS MANAGEMENT, LLC, a Delaware limited liability company
MADISON/GRAHAM COLORGRAPHICS, INC., a California corporation
PC INK CORP., a Delaware corporation
CENVEO NIC, INC., a Georgia corporation
VSUB HOLDING COMPANY, a Virginia corporation

By:	/s/ Scott J. Goodwin
	Name:	Scott J. Goodwin
	Title:	Chief Financial Officer

[Cenveo Amendment No. 4 Signature Page]

MADISON/GRAHAM COLORGRAPHICS INTERSTATE SERVICES, INC.,
a California corporation
COMMERCIAL ENVELOPE MANUFACTURING CO. INC., a New York corporation
CENVEO CEM, INC., a Delaware corporation
CENVEO CEM, LLC, a Delaware limited liability company
REX 2010, LLC, a Florida limited liability company
136 EASTPORT ROAD, LLC, a Delaware limited liability company
LIGHTNING LABELS, LLC, a Delaware limited liability company
NASHUA CORPORATION, a Massachusetts corporation
NASHUA INTERNATIONAL, INC., a Delaware corporation
IMPAXX, INC., a Delaware corporation
CMS GILBRETH PACKAGING SYSTEMS, INC., a Delaware corporation
ENVELOPE PRODUCT GROUP, LLC, a Delaware limited liability company
VAUGHAN PRINTERS INCORPORATED, a Florida corporation
SCIENCE CRAFTSMAN INCORPORATED, a New York corporation

By:	/s/ Scott J. Goodwin
	Name:	Scott J. Goodwin
	Title:	Chief Financial Officer

[Cenveo Amendment No. 4 Signature Page]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Don B. Pinzon
	Name:	Don B. Pinzon
	Title:	Vice President

[Cenveo Amendment No. 4 Signature Page]